Exhibit 99.1

Investor Contact:	Media Contact:
Arthur Shannon	Lainie Keller
arthur.shannon@bauschhealth.com	lainie.keller@bauschhealth.com
(514) 856-3855	(908) 927-1198
(877) 281-6642 (toll free)

BAUSCH HEALTH COMPANIES INC. ANNOUNCES THIRD-QUARTER 2021 RESULTS

•Third-Quarter 2021 Financial Results
◦Revenues of $2.111 Billion
◦GAAP Net Income of $188 Million
◦Adjusted EBITDA (non-GAAP)1 of $885 Million
◦GAAP Cash Generated from Operations of $564 Million
•Expects to Launch Solta Medical IPO2 in December 2021 or January 2022 and Bausch + Lomb IPO Approximately 30 Days Following Solta Medical IPO3
•Reaffirmed 2021 Full-Year Revenue and Adjusted EBITDA (non-GAAP) Guidance Ranges

LAVAL, Quebec, Nov. 2, 2021 – Bausch Health Companies Inc. (NYSE/TSX: BHC) (“Bausch Health” or the “Company” or “we”) today announced its third-quarter 2021 financial results.

“Our third-quarter 2021 results continue to demonstrate that our recovery from the effects of the COVID-19 pandemic remains in progress across our business segments,” said Joseph C. Papa, chairman and CEO, Bausch Health. “In the third quarter, several key products grew and gained market share. Additionally, we are delivering on multiple near-term R&D catalysts that we believe will help drive future growth.”

“We have remained steadfast in our commitment and have been working diligently to accelerate the strategic alternatives process that will enable us to unlock value in our three attractive businesses as soon as possible,” continued Mr. Papa. “We are excited to announce that, subject to market conditions and other approvals, we expect to launch the proposed IPO of our Solta Medical business in December 2021 or January 2022, and following that, we expect to launch the Bausch + Lomb IPO approximately 30 days later, also subject to market conditions and other approvals.”3

Select Company Highlights
•Launched Biotrue® Hydration Boost Lubricant Eye Drops in the United States
•Completed divestiture of Amoun Pharmaceutical Company S.A.E. (Amoun) to Abu-Dhabi-based ADQ
•Repaid debt by $1.100 billion in the third quarter of 2021 using cash on hand, cash generated from operations and in connection with the Amoun divestiture

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1 Please see the tables at the end of this news release for a reconciliation of this and other non-GAAP measures to the nearest comparable GAAP measure.
2 This news release does not constitute an offer to sell or the solicitation of an offer to buy any securities.
3 The launches of the Solta Medical and Bausch + Lomb IPOs are subject to market conditions and regulatory, stock exchange and other approvals.

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Pipeline Advancements
•Received U.S. Food and Drug Administration (FDA) approval of the New Drug Application (NDA) for XIPERE™4 (triamcinolone acetonide injectable suspension), a therapy that uses the suprachoroidal space to treat patients suffering from macular edema associated with uveitis; launch is expected to occur in the first quarter of 2022
•Announced statistically significant topline results from the second Phase 3 trial evaluating the investigational drug NOV035 (perfluorohexyloctane) as a first-in-class eye drop with a novel mechanism of action to treat the signs and symptoms of dry eye disease associated with Meibomian gland dysfunction; Bausch Health expects to file an NDA with the FDA in the first half of 2022
•VYZULTA® (latanoprostene bunod ophthalmic solution), 0.024%, received regulatory approval in Thailand

Accelerating Strategic Alternatives
The Company has continued to execute upon its plans to pursue an initial public offering (IPO) of its Solta Medical (Solta) business. In preparation for the IPO, the Company has submitted a confidential S-1 to the U.S. Securities and Exchange Commission and has made key leadership appointments. The Company expects to launch the Solta IPO in December 2021 or January 2022, subject to market conditions and regulatory, stock exchange and other approvals. In addition, the Company has continued to execute upon its previously announced plans to separate Bausch + Lomb from Bausch Pharma6 and expects to launch an IPO for Bausch + Lomb approximately 30 days after the IPO of Solta, subject to market conditions and regulatory, stock exchange and other approvals. After that, the Bausch + Lomb spinoff can occur following the expiry of customary lock-ups and receipt of applicable shareholder and other necessary approvals and the achievement of the Company’s target net leverage ratios.2

Third-Quarter 2021 Revenue Performance
Total reported revenues were $2.111 billion for the third quarter of 2021, as compared to $2.138 billion in the third quarter of 2020, a decrease of $27 million. Excluding the favorable impact of foreign exchange of $19 million and the impact of divestitures and discontinuations of $46 million, primarily due to the divestiture of Amoun, revenue was flat organically1,7, compared to the third quarter of 2020.

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4 In 2019, the Company acquired an exclusive license from Clearside Biomedical, Inc. for the commercialization and development of XIPERE™ in the United States and Canada.
5 In 2019, the Company acquired an exclusive license from Novaliq GmbH for the commercialization and development of NOV03 in the United States and Canada.
6 The remainder of Bausch Health is referred to as “Bausch Pharma” and will assume a new name upon the separation of the Company’s eye health business, Bausch + Lomb.
7 Organic growth/change, a non-GAAP metric, is defined as a change on a period-over-period basis in revenues on a constant currency basis (if applicable) excluding the impact of recent acquisitions, divestitures and discontinuations.

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Revenues by segment were as follows:

	Three Months Ended Sept. 30,
(in millions)	2021	2020[8]	Reported Change	Reported Change	Change at Constant Currency[9]	Organic Change[1,7]
Total Bausch Health Revenues	$2,111	$2,138	($27)	(1%)	(2%)	—%

Bausch + Lomb segment	$949	$916	$33	4%	3%	3%

Bausch Pharma[6,10]	$1,162	$1,222	($60)	(5%)	(6%)	(2%)
Salix segment	$527	$496	$31	6%	6%	6%
International Rx segment	$271	$308	($37)	(12%)	(14%)	(1%)
Ortho Dermatologics segment	$140	$143	($3)	(2%)	(3%)	(3%)
Diversified Products segment	$224	$275	($51)	(19%)	(19%)	(19%)

Bausch + Lomb Segment8
Bausch + Lomb segment revenues were $949 million for the third quarter of 2021, as compared to $916 million for the third quarter of 2020, an increase of $33 million, or 4%. Excluding the favorable impact of foreign exchange of $10 million and the impact of divestitures and discontinuations of $4 million, the Bausch + Lomb segment increased organically1,7 by approximately 3% compared to the third quarter of 2020, primarily due to higher sales resulting from the positive impacts of the recovery from the COVID-19 pandemic.

Bausch Pharma6,10
Bausch Pharma revenues (non-GAAP)1 were $1.162 billion for the third quarter of 2021, as compared to $1.222 billion for the third quarter of 2020, a decrease of $60 million, or 5%. Excluding the favorable impact of foreign exchange of $9 million and the impact of divestitures and discontinuations of $42 million, revenue decreased organically1,7 by 2%.

•Salix Segment
Salix segment reported and organic1,7 revenues were $527 million for the third quarter of 2021, as compared to $496 million for the third quarter of 2020, an increase of $31 million, or 6%. The increase was primarily driven by higher sales resulting from the positive impacts of the recovery from the COVID-19 pandemic, including sales of XIFAXAN® (rifaximin), RELISTOR® (methylnaltrexone bromide) and TRULANCE® (plecanatide), which grew by 12%, 14% and 14%, respectively, compared to the third quarter of 2020.

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8 In connection with the planned separation of the Company's eye health business into an independent publicly traded entity from the remainder of Bausch Health Companies Inc., the Company has realigned and has begun managing its operations in a manner consistent with the organizational structure of the two separate entities as proposed by the separation. Commencing in the first quarter of 2021, the Company realigned its segment reporting structure and now operates in five reportable segments. Further, in the second quarter of 2021, the Company moved certain products previously reported in the International Rx reporting unit to the Global Consumer or Global Ophtho Rx reporting units. Prior period presentations have been recast to conform to the current segment reporting structure.
9 To assist investors in evaluating the Company’s performance, we have adjusted for changes in foreign currency exchange rates. Change at constant currency, a non-GAAP metric, is determined by comparing 2021 reported amounts adjusted to exclude currency impact, calculated using 2020 monthly average exchange rates, to the actual 2020 reported amounts.
10 Bausch Pharma revenues, a non-GAAP metric, are determined by subtracting Bausch + Lomb segment revenues for the applicable period from total Bausch Health revenues for the applicable period.

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•International Rx Segment8
International Rx segment revenues were $271 million for the third quarter of 2021, as compared to $308 million for the third quarter of 2020, a decrease of $37 million, or 12%. Excluding the favorable impact of foreign exchange of $7 million and the impact of divestitures and discontinuations of $42 million, primarily due to the divestiture of Amoun, the International Rx segment decreased organically1,7 by 1% compared to the third quarter of 2020.

•Ortho Dermatologics Segment8
Ortho Dermatologics segment revenues were $140 million for the third quarter of 2021, as compared to $143 million for the third quarter of 2020, a decrease of $3 million, or 2%. Excluding the favorable impact of foreign exchange of $2 million, the Ortho Dermatologics segment declined organically1,7 by 3% compared to the third quarter of 2020, primarily driven by a decrease in net realized pricing of our medical dermatology products, partially offset by an increase in volumes.

•Diversified Products Segment8
Diversified Products segment reported and organic1,7 revenues were $224 million for the third quarter of 2021, as compared to $275 million for the third quarter of 2020, a decrease of $51 million, or 19%. The decline in revenue was primarily attributable to a decrease in volumes and net realized pricing.

Operating Results
Operating income was $574 million for the third quarter of 2021, as compared to $460 million for the third quarter of 2020, a favorable change of $114 million. The change was driven by a favorable change in other income (expense), which was primarily attributable to insurance recoveries related to certain litigation matters, and the decrease in amortization of intangible assets in the third quarter of 2021. The favorable change was partially offset by an increase in Selling, general and administrative expenses (SG&A) due to the non-recurrence of profit protection measures taken in the third quarter of 2020 to manage and reduce operating expenses during the COVID-19 pandemic.

Net Income
Net income for the third quarter of 2021 was $188 million, as compared to $71 million for the third quarter of 2020, a favorable change of $117 million. The change was primarily due to an increase in our operating results, as discussed above, and lower interest expense, partially offset by an increase in income taxes.

Adjusted net income (non-GAAP)1 for the third quarter of 2021 was $417 million, as compared to $469 million for the third quarter of 2020, a decrease of $52 million.

Cash Generated from Operations
The Company generated $564 million of cash from operations (GAAP basis) in the third quarter of 2021, as compared to $256 million in the third quarter of 2020, an increase of $308 million, or 120%. The increase in cash from operations was primarily attributed to insurance recoveries and the collections of trade accounts receivables, partially offset by an increase in payments related to separation, separation-related, IPO and IPO-related costs.

EPS
GAAP Earnings Per Share (EPS) Diluted for the third quarter of 2021 was $0.52, as compared to $0.20 for the third quarter of 2020.

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Adjusted EBITDA (non-GAAP)1
Adjusted EBITDA (non-GAAP)1 was $885 million for the third quarter of 2021, as compared to $948 million for the third quarter of 2020, a decrease of $63 million. The decrease was driven by higher SG&A expenses and the Adjusted EBITDA (non-GAAP)1 associated with Amoun, which was divested in July 2021.

2021 Financial Outlook
Bausch Health reiterated guidance for the full year of 2021 as follows:
•Full-year revenue range of $8.40 – $8.60 billion
•Full-year Adjusted EBITDA (non-GAAP) range of $3.35 – $3.50 billion

Other than with respect to GAAP Revenues, the Company only provides guidance on a non-GAAP basis. The Company does not provide a reconciliation of forward-looking Adjusted EBITDA (non-GAAP) to GAAP net income (loss), due to the inherent difficulty in forecasting and quantifying certain amounts that are necessary for such reconciliation. In periods where significant acquisitions or divestitures are not expected, the Company believes it might have a basis for forecasting the GAAP equivalent for certain costs, such as amortization, which would otherwise be treated as non-GAAP to calculate projected GAAP net income (loss). However, because other deductions (such as restructuring, gain or loss on extinguishment of debt and litigation and other matters) used to calculate projected net income (loss) vary dramatically based on actual events, the Company is not able to forecast on a GAAP basis with reasonable certainty all deductions needed in order to provide a GAAP calculation of projected net income (loss) at this time. The amount of these deductions may be material and, therefore, could result in projected GAAP net income (loss) being materially less than projected Adjusted EBITDA (non-GAAP). These statements represent forward-looking information and may represent a financial outlook, and actual results may vary. Please see the risks and assumptions referred to in the Forward-looking Statements section of this news release.

Additional Highlights
•Bausch Health’s cash, cash equivalents and restricted cash were $1.904 billion11 at Sept. 30, 2021
•The Company’s availability under its 2023 Revolving Credit Facility was $1.171 billion at Sept. 30, 2021
•Basic weighted average shares outstanding for the third quarter of 2021 were 359.6 million shares. Diluted weighted average shares outstanding for the third quarter of 2021 were 364.0 million shares

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11 Cash, cash equivalents and restricted cash at Sept. 30, 2021 includes restricted cash of $1.210 billion of payments into an escrow fund under the terms of a settlement agreement regarding certain U.S. securities litigation (which settlement agreement is subject to an objector’s appeal of the final court approval of the agreement).

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Conference Call Details

Date:	Tuesday, Nov. 2, 2021

Time:	8:00 a.m. ET

Webcast:	http://ir.bauschhealth.com/events-and-presentations

Participant Event Dial-in:	+1 (888) 317-6003 (United States) +1 (412) 317-6061 (International) +1 (866) 284-3684 (Canada)

Participant Passcode:	0909636

Replay Dial-in:	+1 (877) 344-7529 (United States) +1 (412) 317-0088 (International) +1 (855) 669-9658 (Canada)

Replay Passcode:	10150430 (replay available until Nov. 9, 2021)
About Bausch Health
Bausch Health Companies Inc. (NYSE/TSX: BHC) is a global company whose mission is to improve people’s lives with our health care products. We develop, manufacture and market a range of pharmaceutical, medical device and over-the-counter products, primarily in the therapeutic areas of eye health, gastroenterology and dermatology. We are delivering on our commitments as we build an innovative company dedicated to advancing global health. For more information, visit www.bauschhealth.com and connect with us on Twitter and LinkedIn.

Forward-looking Statements
This news release contains forward-looking information and statements, within the meaning of applicable securities laws (collectively, “forward-looking statements”), including, but not limited to, Bausch Health’s future prospects and performance, including the Company’s 2021 full-year guidance, the Company’s plan to separate its eye health business from the remainder of Bausch Health and the timing thereof, (including the Company’s expectation that an IPO for Bausch + Lomb will launch approximately 30 days after the IPO of Solta Medical, subject to market conditions and regulatory, stock exchange and other approvals, and that the Bausch + Lomb spinoff can occur can occur following the expiry of customary lock-ups and receipt of applicable shareholder and other necessary approvals and the achievement of the Company’s target net leverage ratios), the Company’s plans to pursue an IPO of its Solta Medical business and the timing thereof, (including the Company’s expectation that the Solta Medical IPO will launch in December 2021 or January 2022, subject to market conditions and regulatory, stock exchange and other approvals), details of the Company’s product pipeline and expected regulatory filings (including NOV03) and expected launches of new products (including XIPERE™) and the anticipated impact of the COVID-19 pandemic on the Company and the Company’s recovery therefrom. Forward-looking statements may generally be identified by the use of the words “anticipates,” “hopes,” “expects,” “intends,” “plans,” “should,” “could,” “would,” “may,” “believes,” “estimates,” “potential,” “target,” or “continue” and variations or similar expressions, and phrases or statements that certain actions, events or results may, could, should or will be achieved, received or taken, or will occur or result, and similar such expressions also identify forward-looking information. These forward-looking

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statements, including the Company’s full-year guidance, are based upon the current expectations and beliefs of management and are provided for the purpose of providing additional information about such expectations and beliefs, and readers are cautioned that these statements may not be appropriate for other purposes. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those described in these forward-looking statements. These risks and uncertainties include, but are not limited to, the risks and uncertainties discussed in the Company’s most recent annual and quarterly reports and detailed from time to time in the Company’s other filings with the U.S. Securities and Exchange Commission and the Canadian Securities Administrators, which risks and uncertainties are incorporated herein by reference. They also include, but are not limited to, risks and uncertainties relating to the Company’s proposed plan to separate its eye health business from the remainder of Bausch Health, including the expected benefits and costs of the separation transaction, the expected timing of completion of the separation transaction and its terms, the Company’s ability to complete the separation transaction considering the various conditions to the completion of the separation transaction (some of which are outside the Company’s control, including conditions related to regulatory matters and a possible shareholder vote, if applicable), that market or other conditions are no longer favorable to completing the transaction, that any shareholder, stock exchange, regulatory or other approval (if required) is not obtained on the terms or timelines anticipated or at all, business disruption during the pendency of or following the separation transaction, diversion of management time on separation transaction-related issues, retention of existing management team members, the reaction of customers and other parties to the separation transaction, the qualification of the separation transaction as a tax-free transaction for Canadian and/or U.S. federal income tax purposes (including whether or not an advance ruling from either or both of the Canada Revenue Agency and the Internal Revenue Service will be sought or obtained), potential dis-synergy costs between the separated entity and the remainder of Bausch Health, the impact of the separation transaction on relationships with customers, suppliers, employees and other business counterparties, general economic conditions, conditions in the markets Bausch Health is engaged in, behavior of customers, suppliers and competitors, technological developments and legal and regulatory rules affecting Bausch Health’s business. In particular, the Company can offer no assurance that any separation transaction will occur at all, or that any separation transaction will occur on the terms and timelines anticipated by the Company. They also include, but are not limited to, risks and uncertainties relating to the Company’s proposed plan to pursue an IPO of its Solta Medical business, including the expected timing of completion of such transaction and the Company’s ability to complete such transaction, that market or other conditions are no longer favorable to completing the transaction on a timely basis or at all, the receipt of (or failure to receive) any shareholder, stock exchange, regulatory and other approvals required in connection with the transaction and the timing of receipt of such approvals, business disruption during the pendency of or following such transaction, diversion of management time on transaction-related issues, retention of Solta Medical management team members, the reaction of customers and other parties to such transaction, and the impact of such transaction on relationships with customers, suppliers, employees and other business counterparties and other events that could adversely impact the completion of such transaction, including industry or economic conditions outside of Bausch Health’s control. In particular, the Company can offer no assurance that any IPO will occur at all, or that any such transaction will occur on the timelines anticipated by the Company. They also include, but are not limited to, risks and uncertainties caused by or relating to the evolving COVID-19 pandemic, the fear of that pandemic, the availability and effectiveness of vaccines for COVID-19, (including with respect to current or future variants), COVID-19 vaccine immunization rates, the emergence of variant strains of COVID-19, and the potential effects of that pandemic, the severity, duration and future impact of which are highly uncertain and cannot be predicted, and which may have a material adverse impact on the Company, including but not limited to its supply chain, third-party suppliers, project development timelines, employee base, liquidity, stock

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price, financial condition and costs (which may increase) and revenue and margins (both of which may decrease). In addition, certain material factors and assumptions have been applied in making these forward-looking statements, including, without limitation, assumptions regarding our 2021 full-year guidance with respect to expectations regarding base performance and management’s belief regarding the impact of the COVID-19 pandemic and associated responses on such base performance and the operations and financial results of the Company generally, expected currency impact, the expected timing and impact of loss of exclusivity for certain of our products, expectations regarding the impact of a recall of certain Consumer products as a result of a quality issue at a third-party supplier, the impact of the Amoun divestiture, expectations regarding gross margin, adjusted SG&A expense (non-GAAP) and the Company’s ability to continue to manage such expense in the manner anticipated and the anticipated timing and extent of the Company’s R&D expense; and the assumption that the risks and uncertainties outlined above will not cause actual results or events to differ materially from those described in these forward-looking statements. Management has also made certain assumptions in assessing the anticipated impacts of the COVID-19 pandemic on the Company and its results of operations and financial conditions, including: that there will be no material restrictions on access to health care products and services resulting from a possible resurgence of the virus and variant strains thereof on a global basis in 2021; there will be increased availability and use of effective vaccines; that the strict social restrictions in the first half of 2020 will not be materially re-enacted in the event of a material resurgence of the virus and variant strains thereof; that there will be an ongoing, gradual global recovery as the macroeconomic and health care impacts of the COVID-19 pandemic diminish over time; that the largest impact to the Company’s businesses were seen in the second quarter of 2020; that our revenues will likely return to pre-pandemic levels during 2021, but that rates of recovery will vary by geography and business unit, with some regions and business units expected to lag in recovery possibly beyond 2021; and no major interruptions in the Company’s supply chain and distribution channels. If any of these assumptions regarding the impacts of the COVID-19 pandemic are incorrect, our actual results could differ materially from those described in these forward-looking statements.

Additional information regarding certain of these material factors and assumptions may also be found in the Company’s filings described above. The Company believes that the material factors and assumptions reflected in these forward-looking statements are reasonable in the circumstances, but readers are cautioned not to place undue reliance on any of these forward-looking statements. These forward-looking statements speak only as of the date hereof. Bausch Health undertakes no obligation to update any of these forward-looking statements to reflect events or circumstances after the date of this news release or to reflect actual outcomes, unless required by law.

Non-GAAP Information
To supplement the financial measures prepared in accordance with U.S. generally accepted accounting principles (GAAP), the Company uses certain non-GAAP financial measures, including: (i) Adjusted EBITDA (non-GAAP), (ii) organic growth/change, (iii) constant currency and (iv) Bausch Pharma revenues. As discussed below, we also provide Adjusted Net Income (non-GAAP) to provide supplemental information to readers. Management uses these non-GAAP measures as key metrics in the evaluation of the Company’s performance and the consolidated financial results and, in part, in the determination of cash bonuses for its executive officers. The Company believes these non-GAAP measures are useful to investors in their assessment of our operating performance and the valuation of the Company. In addition, these non-GAAP measures address questions the Company routinely receives from analysts and investors, and in order to assure that all investors have access to similar data, the Company has determined that it is appropriate to make this data available to all investors.

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However, these measures are not prepared in accordance with GAAP nor do they have any standardized meaning under GAAP. In addition, other companies may use similarly titled non-GAAP financial measures that are calculated differently from the way we calculate such measures. Accordingly, our non-GAAP financial measures may not be comparable to such similarly titled non-GAAP financial measures used by other companies. We caution investors not to place undue reliance on such non-GAAP measures, but instead to consider them with the most directly comparable GAAP measures. Non-GAAP financial measures have limitations as analytical tools and should not be considered in isolation. They should be considered as a supplement to, not a substitute for, or superior to, the corresponding measures calculated in accordance with GAAP.

The reconciliations of these historic non-GAAP financial measures to the most directly comparable financial measures calculated and presented in accordance with GAAP are shown in the tables below. However, as indicated above, for guidance purposes, the Company does not provide reconciliations of projected Adjusted EBITDA (non-GAAP) to projected GAAP net income (loss), due to the inherent difficulty in forecasting and quantifying certain amounts that are necessary for such reconciliations.

Specific Non-GAAP Measures
Adjusted EBITDA (non-GAAP)
Adjusted EBITDA (non-GAAP) is GAAP net income (loss) attributable to Bausch Health Companies Inc. (its most directly comparable GAAP financial measure) adjusted for interest expense, net, (Benefit from) provision for income taxes, depreciation and amortization and certain other items described below. Management believes that Adjusted EBITDA (non-GAAP), along with the GAAP measures used by management, most appropriately reflect how the Company measures the business internally and sets operational goals and incentives. In particular, the Company believes that Adjusted EBITDA (non-GAAP) focuses management on the Company’s underlying operational results and business performance. As a result, the Company uses Adjusted EBITDA (non-GAAP) both to assess the actual financial performance of the Company and to forecast future results as part of its guidance. Management believes Adjusted EBITDA (non-GAAP) is a useful measure to evaluate current performance. Adjusted EBITDA (non-GAAP) is intended to show our unleveraged, pre-tax operating results and therefore reflects our financial performance based on operational factors. In addition, cash bonuses for the Company’s executive officers and other key employees are based, in part, on the achievement of certain Adjusted EBITDA (non-GAAP) targets.

Adjusted EBITDA (non-GAAP) is net income (loss) attributable to Bausch Health Companies Inc. (its most directly comparable GAAP financial measure) adjusted for interest expense, net, (Benefit from) provision for income taxes, depreciation and amortization and the following items:
•Asset impairments, including loss on assets held for sale: The Company has excluded the impact of impairments of finite-lived and indefinite-lived intangible assets, as well as impairments of assets held for sale, as such amounts are inconsistent in amount and frequency and are significantly impacted by the timing and/or size of acquisitions and divestitures. The Company believes that the adjustments of these items correlate with the sustainability of the Company’s operating performance. Although the Company excludes impairments of intangible assets and assets held for sale from measuring the performance of the Company and the business, the Company believes that it is important for investors to understand that intangible assets contribute to revenue generation.
•Goodwill impairments: The Company excludes the impact of goodwill impairments. When the Company has made acquisitions where the consideration paid was in excess of the fair value of the net assets acquired, the remaining purchase price is recorded as goodwill. For assets that we developed ourselves, no goodwill is recorded. Goodwill is not amortized but is tested for impairment. The amount of goodwill impairment is measured as the excess of a reporting unit’s

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carrying value over its fair value. Management excludes these charges in measuring the performance of the Company and the business.
•Restructuring and integration costs: The Company has incurred restructuring costs as it implemented certain strategies, which involved, among other things, improvements to its infrastructure and operations, internal reorganizations and impacts from the divestiture of assets and businesses. With regard to infrastructure and operational improvements which the Company has taken to improve efficiencies in the businesses and facilities, these tend to be costs intended to right size the business or organization that fluctuate significantly between periods in amount, size and timing, depending on the improvement project, reorganization or transaction. The Company believes that the adjustments of these items provide supplemental information with regard to the sustainability of the Company’s operating performance, allow for a comparison of the financial results to historical operations and forward-looking guidance and, as a result, provide useful supplemental information to investors.
•Acquisition-related costs and adjustments excluding amortization of intangible assets: The Company has excluded the impact of acquisition-related contingent consideration non-cash adjustments due to the inherent uncertainty and volatility associated with such amounts based on changes in assumptions with respect to fair value estimates, and the amount and frequency of such adjustments is not consistent and is significantly impacted by the timing and size of the Company’s acquisitions, as well as the nature of the agreed-upon consideration. In addition, the Company excludes the impact of acquisition-related costs and fair value inventory step-up resulting from acquisitions as the amounts and frequency of such costs and adjustments are not consistent and are impacted by the timing and size of its acquisitions. There were no acquisition-related costs or fair value inventory step-up for the periods presented.
•Loss on extinguishment of debt: The Company has excluded loss on extinguishment of debt as this represents a cost of refinancing our existing debt and is not a reflection of our operations for the period. Further, the amount and frequency of such charges are not consistent and are significantly impacted by the timing and size of debt financing transactions and other factors in the debt market out of management’s control.
•Share-based compensation: The Company has excluded costs relating to share-based compensation. The Company believes that the exclusion of share-based compensation expense assists investors in the comparisons of operating results to peer companies. Share-based compensation expense can vary significantly based on the timing, size and nature of awards granted.
•Separation and IPO costs and separation-related and IPO-related costs: The Company has excluded certain costs incurred in connection with activities taken to: (i) separate the eye-health and the Solta aesthetic medical device businesses from the remainder of the Company and (ii) register the eye-health and the Solta aesthetic medical device businesses as independent publicly traded entities. Separation and IPO costs are incremental costs directly related to effectuating the separation of the eye-health business and the initial public offering (“IPO”) of the Solta aesthetic medical device business (the “Solta IPO”) and include, but are not limited to, legal, audit and advisory fees, talent acquisition costs and costs associated with establishing a new board of directors and related board committees. Separation-related and IPO-related costs are incremental costs indirectly related to the separation of the eye-health business and the Solta IPO and include, but are not limited to, IT infrastructure and software licensing costs, rebranding costs and costs associated with facility relocation and/or modification. As these costs arise from events outside of the ordinary course of continuing operations, the Company believes that the adjustments of these items provide supplemental information with regard to the sustainability of the Company’s operating performance, allow for a comparison of the financial results to historical operations and forward-looking guidance and, as a result, provide useful supplemental information to investors.

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•Other Non-GAAP adjustments: The Company has excluded certain other amounts, including legal and other professional fees incurred in connection with legal and governmental proceedings, investigations and information requests regarding certain of our legacy distribution, marketing, pricing, disclosure and accounting practices, litigation and other matters, and net gain on sale of assets. Given the unique nature of the matters relating to these costs, the Company believes these items are not normal operating expenses. For example, legal settlements and judgments vary significantly, in their nature, size and frequency, and, due to this volatility, the Company believes the costs associated with legal settlements and judgments are not normal operating expenses. In addition, as opposed to more ordinary course matters, the Company considers that each of the recent proceedings, investigations and information requests, given their nature and frequency, are outside of the ordinary course and relate to unique circumstances. The Company has also excluded expenses associated with in-process research and development, as these amounts are inconsistent in amount and frequency and are significantly impacted by the timing, size and nature of acquisitions. Furthermore, as these amounts are associated with research and development acquired, the Company does not believe that they are a representation of the Company’s research and development efforts during any given period. The Company has also excluded IT infrastructure investment, that are the result of other, non-comparable events to measure operating performance. These events arise outside of the ordinary course of continuing operations. The Company believes that the exclusion of such out-of-the-ordinary-course amounts provides supplemental information to assist in the comparison of the financial results of the Company from period to period and, therefore, provides useful supplemental information to investors. However, investors should understand that many of these costs could recur and that companies in our industry often face litigation.

Adjusted Net Income (non-GAAP)
Adjusted net income (non-GAAP) is net income (loss) attributable to Bausch Health Companies Inc. (its most directly comparable GAAP financial measure) adjusted for restructuring and integration costs, acquired in-process research and development costs, loss on extinguishment of debt, asset impairments (including loss on assets held for sale), acquisition-related adjustments, excluding amortization, separation and IPO costs and separation-related and IPO-related costs and other non-GAAP charges as these adjustments are described above, and amortization of intangible assets as described below:
•Amortization of intangible assets: The Company has excluded the impact of amortization of intangible assets, as such amounts are inconsistent in amount and frequency and are significantly impacted by the timing and/or size of acquisitions. The Company believes that the adjustments of these items correlate with the sustainability of the Company’s operating performance. Although the Company excludes amortization of intangible assets from its non-GAAP expenses, the Company believes that it is important for investors to understand that such intangible assets contribute to revenue generation. Amortization of intangible assets that relate to past acquisitions will recur in future periods until such intangible assets have been fully amortized. Any future acquisitions may result in the amortization of additional intangible assets.

Historically, management has used Adjusted net income (non-GAAP) for strategic decision making, forecasting future results and evaluating current performance. This non-GAAP measure excludes the impact of certain items (as described above) that may obscure trends in the Company’s underlying performance. By disclosing this non-GAAP measure, it is management’s intention to provide investors with a meaningful, supplemental comparison of the Company’s operating results and trends for the periods presented. It is management’s belief that this measure is also useful to investors as such measure allowed investors to evaluate the Company’s performance using the same tools that management uses to evaluate past performance and prospects for future performance. Accordingly, it is

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the Company’s belief that Adjusted net income (non-GAAP) is useful to investors in their assessment of the Company’s operating performance and the valuation of the Company. It is also noted that, in recent periods, our GAAP net income (loss) was significantly lower than our Adjusted net income (non-GAAP). Commencing in 2017, management of the Company identified and began using certain new primary financial performance measures to assess the Company’s financial performance. However, management still believes that Adjusted net income (non-GAAP) may be useful to investors in their assessment of the Company and its performance.

Organic Growth/Change
Organic growth/change, a non-GAAP metric, is defined as a change on a period-over-period basis in revenues on a constant currency basis (if applicable) excluding the impact of recent acquisitions, divestitures and discontinuations (if applicable). Organic growth/change is change in GAAP Revenue (its most directly comparable GAAP financial measure) adjusted for certain items, as further described below, of businesses that have been owned for one or more years. Organic revenue growth/change is impacted by changes in product volumes and price. The price component is made up of two key drivers: (i) changes in product gross selling price and (ii) changes in sales deductions. The Company uses organic growth/change to assess performance of its business units and operating and reportable segments, and the Company in total, without the impact of foreign currency exchange fluctuations and recent acquisitions, divestitures and product discontinuations. The Company believes that such measures are useful to investors as they provide a supplemental period-to-period comparison.

Organic growth/change reflects adjustments for: (i) the impact of period-over-period changes in foreign currency exchange rates on revenues and (ii) the revenues associated with acquisitions, divestitures and discontinuations of businesses divested and/or discontinued. These adjustments are determined as follows:
•Foreign currency exchange rates: Although changes in foreign currency exchange rates are part of our business, they are not within management’s control. Changes in foreign currency exchange rates, however, can mask positive or negative trends in the business. The impact for changes in foreign currency exchange rates is determined as the difference in the current period reported revenues at their current period currency exchange rates and the current period reported revenues revalued using the monthly average currency exchange rates during the comparable prior period.
•Acquisitions, divestitures and discontinuations: In order to present period-over-period organic revenue (non-GAAP) growth/change on a comparable basis, revenues associated with acquisitions, divestitures and discontinuations are adjusted to include only revenues from those businesses and assets owned during both periods. Accordingly, organic revenue (non-GAAP) growth/change excludes from the current period, revenues attributable to each acquisition for twelve months subsequent to the day of acquisition, as there are no revenues from those businesses and assets included in the comparable prior period. Organic revenue (non-GAAP) growth/change excludes from the prior period, all revenues attributable to each divestiture and discontinuance during the twelve months prior to the day of divestiture or discontinuance, as there are no revenues from those businesses and assets included in the comparable current period.

Constant Currency
Changes in the relative values of non-U.S. currencies to the U.S. dollar may affect the Company’s financial results and financial position. To assist investors in evaluating the Company’s performance, we have adjusted for foreign currency effects. Constant currency impact is determined by comparing 2021 reported amounts adjusted to exclude currency impact, calculated using 2020 monthly average exchange rates, to the actual 2020 reported amounts.

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Please also see the reconciliation tables below for further information as to how these non-GAAP measures are calculated for the periods presented.

Bausch Pharma Revenues
Bausch Pharma revenues, a non-GAAP metric, are determined by subtracting Bausch + Lomb segment revenues for the applicable period from total Bausch Health revenues for the applicable period.

FINANCIAL TABLES FOLLOW

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Bausch Health Companies Inc.				Table 1
Condensed Consolidated Statements of Operations
For the Three and Nine Months Ended September 30, 2021 and 2020
(unaudited)
	Three Months Ended		Nine Months Ended
	September 30,		September 30,
(in millions)	2021	2020	2021	2020
Revenues
Product sales	$2,088	$2,111	$6,167	$5,734
Other revenues	23	27	71	80
	2,111	2,138	6,238	5,814
Expenses
Cost of goods sold (excluding amortization and impairments of intangible assets)	574	578	1,742	1,565
Cost of other revenues	8	12	26	39
Selling, general and administrative	653	572	1,944	1,731
Research and development	121	103	348	333
Amortization of intangible assets	338	391	1,055	1,263
Goodwill impairments	—	—	469	—
Asset impairments, including loss on assets held for sale	18	2	213	17
Restructuring, integration, separation and IPO costs	8	2	29	13
Other (income) expense, net	(183)	18	329	172
	1,537	1,678	6,155	5,133
Operating income	574	460	83	681
Interest income	2	2	6	11
Interest expense	(351)	(374)	(1,083)	(1,155)
Loss on extinguishment of debt	(12)	—	(62)	(51)
Foreign exchange and other	3	(13)	11	(26)
Income (loss) before (provision for) benefit from income taxes	216	75	(1,045)	(540)
(Provision for) benefit from income taxes	(25)	(5)	36	133
Net income (loss)	191	70	(1,009)	(407)
Net (income) loss attributable to noncontrolling interest	(3)	1	(8)	—
Net income (loss) attributable to Bausch Health Companies Inc.	$188	$71	$(1,017)	$(407)

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Bausch Health Companies Inc.				Table 2
Reconciliation of GAAP Net Income (Loss) to Adjusted Net Income (non-GAAP)
For the Three and Nine Months Ended September 30, 2021 and 2020
(unaudited)
	Three Months Ended		Nine Months Ended
	September 30,		September 30,
(in millions)	2021	2020	2021	2020
Net income (loss) attributable to Bausch Health Companies Inc.	$188	$71	$(1,017)	$(407)
Non-GAAP adjustments: (a)
Amortization of intangible assets	338	391	1,055	1,263
Goodwill impairments	—	—	469	—
Asset impairments, including loss on assets held for sale	18	2	213	17
Restructuring and integration costs	3	1	9	12
Acquired in-process research and development costs	—	12	3	20
Acquisition-related costs and adjustments (excluding amortization of intangible assets)	8	2	8	26
Loss on extinguishment of debt	12	—	62	51
IT infrastructure investment	6	5	17	16
Separation costs, separation-related costs, IPO costs and IPO-related costs	41	5	111	5
Legal and other professional fees	11	6	45	28
Loss (gain) on sale of assets, net	21	—	(2)	(1)
Litigation and other matters	(212)	4	320	127
Tax effect of non-GAAP adjustments	(17)	(30)	(154)	(207)
Total non-GAAP adjustments	229	398	2,156	1,357
Adjusted net income attributable to Bausch Health Companies Inc. (non-GAAP)	$417	$469	$1,139	$950
(a) The components of and further details respecting each of these non-GAAP adjustments and the financial statement line item to which each component relates can be found on Table 2a.

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Bausch Health Companies Inc.			Table 2a
Reconciliation of GAAP to Non-GAAP Financial Information
For the Three and Nine Months Ended September 30, 2021 and 2020
(unaudited)
	Three Months Ended		Nine Months Ended
	September 30,		September 30,
(in millions)	2021	2020	2021	2020
Selling, general and administrative reconciliation:
GAAP Selling, general and administrative	$653	$572	$1,944	$1,731
IT infrastructure investment (a)	(6)	(5)	(17)	(16)
Legal and other professional fees (b)	(11)	(6)	(45)	(28)
Separation-related and IPO-related costs (c)	(36)	(4)	(91)	(4)
Adjusted selling, general and administrative (non-GAAP)	$600	$557	$1,791	$1,683
Amortization of intangible assets reconciliation:
GAAP Amortization of intangible assets	$338	$391	$1,055	$1,263
Amortization of intangible assets (d)	(338)	(391)	(1,055)	(1,263)
Adjusted amortization of intangible assets (non-GAAP)	$—	$—	$—	$—
Goodwill impairments reconciliation:
GAAP Goodwill impairments	$—	$—	$469	$—
Goodwill impairments (e)	—	—	(469)	—
Adjusted goodwill impairments (non-GAAP)	$—	$—	$—	$—
Asset impairments, including loss on assets held for sale reconciliation:
GAAP Asset impairments, including loss on assets held for sale	$18	$2	$213	$17
Asset impairments, including loss on assets held for sale (f)	(18)	(2)	(213)	(17)
Adjusted asset impairments, including loss on assets held for sale (non-GAAP)	$—	$—	$—	$—
Restructuring, integration, separation and IPO costs reconciliation:
GAAP Restructuring, integration, separation and IPO costs	$8	$2	$29	$13
Restructuring and integration costs (g)	(3)	(1)	(9)	(12)
Separation and IPO costs (c)	(5)	(1)	(20)	(1)
Adjusted restructuring, integration, separation and IPO costs (non-GAAP)	$—	$—	$—	$—
Other (income) expense, net reconciliation:
GAAP Other (income) expense, net	$(183)	$18	$329	$172
Litigation and other matters (h)	212	(4)	(320)	(127)
Acquisition-related contingent consideration (i)	(8)	(2)	(8)	(26)
Net (loss) gain on sale of assets (j)	(21)	—	2	1
Acquired in-process research and development costs (k)	—	(12)	(3)	(20)
Adjusted other expense, net (non-GAAP)	$—	$—	$—	$—

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Bausch Health Companies Inc.			Table 2a (continued)
Reconciliation of GAAP to Non-GAAP Financial Information
For the Three and Nine Months Ended September 30, 2021 and 2020
(unaudited)
	Three Months Ended		Nine Months Ended
	September 30,		September 30,
(in millions)	2021	2020	2021	2020
Loss on extinguishment of debt reconciliation:
GAAP Loss on extinguishment of debt	$(12)	$—	$(62)	$(51)
Loss on extinguishment of debt (l)	12	—	62	51
Adjusted loss on extinguishment of debt (non-GAAP)	$—	$—	$—	$—
(Provision for) benefit from income taxes reconciliation:
GAAP (Provision for) benefit from income taxes	$(25)	$(5)	$36	$133
Tax effect of non-GAAP adjustments (m)	(17)	(30)	(154)	(207)
Adjusted provision for income taxes (non-GAAP)	$(42)	$(35)	$(118)	$(74)
(a) Represents the sole component of the non-GAAP adjustment of “IT infrastructure investment” (see Table 2).
(b) Represents the sole component of the non-GAAP adjustment of “Legal and other professional fees” (see Table 2). Legal and other professional fees incurred during the three and nine months ended September 30, 2021 and 2020 in connection with recent legal and governmental proceedings, investigations and information requests related to, among other matters, our distribution, marketing, pricing, disclosure and accounting practices.
(c) Represents the two components of the non-GAAP adjustment of “Separation and IPO costs and separation-related and IPO-related costs” (see Table 2).
(d) Represents the sole component of the non-GAAP adjustment of “Amortization of intangible assets” (see Table 2).
(e) Represents the sole component of the non-GAAP adjustment of “Goodwill impairments” (see Table 2).
(f) Represents the sole component of the non-GAAP adjustment of “Asset impairments, including loss on assets held for sale” (see Table 2).
(g) Represents the sole component of the non-GAAP adjustment of “Restructuring and integration costs” (see Table 2).
(h) Represents the sole component of the non-GAAP adjustment of "Litigation and other matters" (see Table 2).
(i) Represents the sole component of the non-GAAP adjustment of “Acquisition-related costs and adjustments (excluding amortization of intangible assets)” (see Table 2).
(j) Represents the sole component of the non-GAAP adjustment of “Loss (gain) on sale of assets, net” (see Table 2).
(k) Represents the sole component of the non-GAAP adjustment of “Acquired in-process research and development costs” (see Table 2).
(l) Represents the sole component of the non-GAAP adjustment of “Loss on extinguishment of debt” (see Table 2).
(m) Represents the sole component of the non-GAAP adjustment of “Tax effect of non-GAAP adjustments” (see Table 2).

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Bausch Health Companies Inc.			Table 2b
Reconciliation of GAAP Net Income (Loss) to Adjusted EBITDA (non-GAAP)
For the Three and Nine Months Ended September 30, 2021 and 2020
(unaudited)
	Three Months Ended		Nine Months Ended
	September 30,		September 30,
(in millions)	2021	2020	2021	2020
Net income (loss) attributable to Bausch Health Companies Inc.	$188	$71	$(1,017)	$(407)
Interest expense, net	349	372	1,077	1,144
Provision for (benefit from) income taxes	25	5	(36)	(133)
Depreciation and amortization	382	436	1,189	1,397
EBITDA	944	884	1,213	2,001
Adjustments:
Asset impairments, including loss on assets held for sale	18	2	213	17
Goodwill impairments	—	—	469	—
Restructuring and integration costs	3	1	9	12
Acquisition-related costs and adjustments (excluding amortization of intangible assets)	8	2	8	26
Loss on extinguishment of debt	12	—	62	51
Share-based compensation	33	27	95	81
Separation costs, separation-related costs, IPO costs and IPO-related costs	41	5	111	5
Other adjustments:
Litigation and other matters	(212)	4	320	127
IT infrastructure investment	6	5	17	16
Legal and other professional fees (a)	11	6	45	28
Loss (gain) on sale of assets, net	21	—	(2)	(1)
Acquired in-process research and development costs	—	12	3	20
Adjusted EBITDA (non-GAAP)	$885	$948	$2,563	$2,383
(a) Legal and other professional fees incurred during the three and nine months ended September 30, 2021 and 2020 in connection with recent legal and governmental proceedings, investigations and information requests related to, among other matters, our distribution, marketing, pricing, disclosure and accounting practices.

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Bausch Health Companies Inc.							Table 3a
Organic Growth (non-GAAP) - by Segment
For the Three Months Ended September 30, 2021 and 2020
(unaudited)
	Calculation of Organic Revenue for the Three Months Ended
	September 30, 2021			September 30, 2020			Change in Organic Revenue
	Revenue as Reported	Changes in Exchange Rates (a)	Organic Revenue (Non-GAAP) (b)	Revenue as Reported	Divestitures and Discontinuations	Organic Revenue (Non-GAAP) (b)
(in millions)							Amount	Pct.
Bausch + Lomb (c)
Global Vision Care	$226	$(1)	$225	$214	$(1)	$213	$12	6%
Global Surgical	173	(4)	169	151	(1)	150	19	13%
Global Consumer (c)	379	(3)	376	351	(1)	350	26	7%
Global Ophtho Rx (c)	171	(2)	169	200	(1)	199	(30)	(15)%
Total Bausch + Lomb	$949	$(10)	$939	$916	$(4)	$912	$27	3%

Bausch Pharma
Salix	$527	$—	$527	$496	$—	$496	$31	6%

International Rx (c)	271	(7)	264	308	(42)	266	(2)	(1)%

Ortho Dermatologics (c)
Ortho Dermatologics (c)	66	—	66	70	—	70	(4)	(6)%
Global Solta	74	(2)	72	73	—	73	(1)	(1)%
Total Ortho Dermatologics	140	(2)	138	143	—	143	(5)	(3)%

Diversified Products (c)
Neurology and Other (c)	151	—	151	200	—	200	(49)	(25)%
Generics (c)	48	—	48	56	—	56	(8)	(14)%
Dentistry	25	—	25	19	—	19	6	32%
Total Diversified Products	224	—	224	275	—	275	(51)	(19)%

Total Bausch Pharma revenues (d)	$1,162	$(9)	$1,153	$1,222	$(42)	$1,180	$(27)	(2)%

Total Bausch Health revenues	$2,111	$(19)	$2,092	$2,138	$(46)	$2,092	$—	—%
(a) The impact for changes in foreign currency exchange rates is determined as the difference in the current period reported revenues at their current period currency exchange rates and the current period reported revenues revalued using the monthly average currency exchange rates during the comparable prior period.
(b) To supplement the financial measures prepared in accordance with GAAP, the Company uses certain non-GAAP financial measures. For additional information about the Company’s use of such non-GAAP financial measures, refer to the body of the news release to which these tables are attached. Organic revenue (non-GAAP) for the three months ended September 30, 2021 is calculated as revenue as reported adjusted for the impact for changes in exchange rates (previously defined in this news release). Organic revenue (non-GAAP) for the three months ended September 30, 2020 is calculated as revenue as reported less revenues attributable to divestitures and discontinuances during the twelve months prior to the day of divestiture or discontinuance, as there are no revenues from those businesses and assets included in the comparable current period. Organic revenue (non-GAAP) is also adjusted for acquisitions, however, during the three months ended September 30, 2021 and 2020, there were no acquisitions.
(c) In connection with the planned separation of the Company's eye-health business into an independently traded entity from the remainder of Bausch Health Companies Inc., the Company has realigned and has begun managing its operations in a manner consistent with the

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organizational structure of the two separate entities as proposed by the separation. Commencing in the first quarter of 2021, the Company realigned its segment reporting structure and now operates in five reportable segments. Also, certain products historically included in the reported results of the Generics business unit in the Diversified Products segment are included in the reported results of the Global Ophtho Rx business unit in the Bausch + Lomb segment and certain products historically included in the reported results of the Global Consumer business unit in the Bausch + Lomb segment are included in the reported results of the Neurology and Other business unit in the Diversified Products segment. Further, in the second quarter of 2021, the Company moved certain products previously reported in the International Rx business unit to the Global Consumer or Global Ophtho Rx business unit. All segment and business unit references in this news release are to this realigned segment and business unit reporting structure and prior period presentations of results have been conformed to the current segment and business unit reporting structure to allow investors to evaluate results between periods on a constant basis. For more information about the current segment reporting structure, please see "New Segment Structure" slide in the appendix to our Third-Quarter 2021 Financial Results presentation.
(d) Bausch Pharma revenues, a non-GAAP metric, are determined by subtracting Bausch + Lomb segment revenues for the applicable period from total Bausch Health revenues for the applicable period.

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Bausch Health Companies Inc.							Table 3b
Organic Growth (non-GAAP) - by Segment
For the Nine Months Ended September 30, 2021 and 2020
(unaudited)
	Calculation of Organic Revenue for the Nine Months Ended
	September 30, 2021			September 30, 2020			Change in Organic Revenue
	Revenue as Reported	Changes in Exchange Rates (a)	Organic Revenue (Non-GAAP) (b)	Revenue as Reported	Divestitures and Discontinuations	Organic Revenue (Non-GAAP) (b)
(in millions)							Amount	Pct.
Bausch + Lomb (c)
Global Vision Care	$666	$(14)	$652	$542	$(2)	$540	$112	21%
Global Surgical	520	(22)	498	394	(4)	390	108	28%
Global Consumer (c)	1,051	(21)	1,030	986	(1)	985	45	5%
Global Ophtho Rx (c)	527	(12)	515	546	(1)	545	(30)	(6)%
Total Bausch + Lomb	$2,764	$(69)	$2,695	$2,468	$(8)	$2,460	$235	10%

Bausch Pharma
Salix	$1,515	$—	$1,515	$1,377	$—	$1,377	$138	10%

International Rx (c)	890	(34)	856	848	(44)	804	52	6%

Ortho Dermatologics (c)
Ortho Dermatologics (c)	199	—	199	225	—	225	(26)	(12)%
Global Solta	219	(9)	210	166	—	166	44	27%
Total Ortho Dermatologics	418	(9)	409	391	—	391	18	5%

Diversified Products (c)
Neurology and Other (c)	448	—	448	506	(7)	499	(51)	(10)%
Generics (c)	127	—	127	176	(1)	175	(48)	(27)%
Dentistry	76	—	76	48	—	48	28	58%
Total Diversified Products	651	—	651	730	(8)	722	(71)	(10)%

Total Bausch Pharma revenues (d)	$3,474	$(43)	$3,431	$3,346	$(52)	$3,294	$137	4%

Total Bausch Health revenues	$6,238	$(112)	$6,126	$5,814	$(60)	$5,754	$372	6%
(a) The impact for changes in foreign currency exchange rates is determined as the difference in the current period reported revenues at their current period currency exchange rates and the current period reported revenues revalued using the monthly average currency exchange rates during the comparable prior period.
(b) To supplement the financial measures prepared in accordance with GAAP, the Company uses certain non-GAAP financial measures. For additional information about the Company’s use of such non-GAAP financial measures, refer to the body of the news release to which these tables are attached. Organic revenue (non-GAAP) for the nine months ended September 30, 2021 is calculated as revenue as reported adjusted for the impact for changes in exchange rates (previously defined in this news release). Organic revenue (non-GAAP) for the nine months ended September 30, 2020 is calculated as revenue as reported less revenues attributable to divestitures and discontinuances during the twelve months prior to the day of divestiture or discontinuance, as there are no revenues from those businesses and assets included in the comparable current period. Organic revenue (non-GAAP) is also adjusted for acquisitions, however, during the nine months ended September 30, 2021 and 2020, there were no acquisitions.
(c) In connection with the planned separation of the Company's eye-health business into an independently traded entity from the remainder of Bausch Health Companies Inc., the Company has realigned and has begun managing its operations in a manner consistent with the

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organizational structure of the two separate entities as proposed by the separation. Commencing in the first quarter of 2021, the Company realigned its segment reporting structure and now operates in five reportable segments. Also, certain products historically included in the reported results of the Generics business unit in the Diversified Products segment are included in the reported results of the Global Ophtho Rx business unit in the Bausch + Lomb segment and certain products historically included in the reported results of the Global Consumer business unit in the Bausch + Lomb segment are included in the reported results of the Neurology and Other business unit in the Diversified Products segment. Further, in the second quarter of 2021, the Company moved certain products previously reported in the International Rx business unit to the Global Consumer or Global Ophtho Rx business unit. All segment and business unit references in this news release are to this realigned segment and business unit reporting structure and prior period presentations of results have been conformed to the current segment and business unit reporting structure to allow investors to evaluate results between periods on a constant basis. For more information about the current segment reporting structure, please see "New Segment Structure" slide in the appendix to our Third-Quarter 2021 Financial Results presentation.
(d) Bausch Pharma revenues, a non-GAAP metric, are determined by subtracting Bausch + Lomb segment revenues for the applicable period from total Bausch Health revenues for the applicable period.

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	Bausch Health Companies Inc.			Table 4
	Other Financial Information
	(unaudited)
	(in millions)		September 30, 2021	December 31, 2020
	Cash, Cash Equivalents and Restricted Cash
	Cash and cash equivalents		$690	$605
	Restricted cash(a)		1,214	1,211
	Cash, cash equivalents and restricted cash		$1,904	$1,816

	Debt Obligations
	Senior Secured Credit Facilities:
	Revolving Credit Facility		$—	$—
	Term Loan Facilities		3,751	4,332
	Senior Secured Notes		3,813	4,217
	Senior Unsecured Notes		14,782	15,364
	Other		12	12
	Total long-term debt and other, net of premiums, discounts and issuance costs		22,358	23,925
	Plus: Unamortized premiums, discounts and issuance costs		227	260
	Total long-term debt and other		$22,585	$24,185

	Maturities of Debt Obligations(b)
	Remainder of 2021		$—	$—
	2022		—	—
	2023		—	—
	2024		—	2,291
	2025		9,723	10,632
	2026		1,500	1,500
	2027 - 2031		11,362	9,762
	Total debt obligations		$22,585	$24,185

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2021	2020	2021	2020
Cash provided by operating activities	$564	$256	$1,402	$717
(a) As of September 30, 2021 and December 31, 2020, Restricted cash includes $1,210 million of payments into an escrow fund under the terms of a settlement agreement regarding certain U.S. Securities Litigation, subject to one objector's appeal of the final court approval. These payments will remain in escrow until final approval of the settlement.
(b) Subsequent to September 30, 2021, the Company drew down, net of repayments, $290 million under its 2023 Revolving Credit Facility which was primarily used to make deposits of $300 million, in the aggregate, into escrow funds under the terms of settlement agreements regarding the Glumetza Antitrust Litigation. The amounts outstanding under the 2023 Revolving Credit Facility as of November 2, 2021 of $290 million are not reflected in the table above.

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